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                                                                    Exhibit 10.2

                             Equipment Service Agreement
                                      between

                               TechForce Corporation
                                   ("TechForce")
                                        and
                     General Electric Service Management Group
                                    ("Customer")

                              Dated: October 12, 1997



1. This Agreement is between TechForce Corporation ("TechForce"), with its principal offices at 15940 Bay Vista Drive, Clearwater, FL, and General Electric Service Management Group ("GE"), with its principal offices at Appliance Park, Louisville, KY 40225.

2. Whereas, GE wishes to engage TechForce to provide on-site maintenance and parts procurement services to GE's warranty customers.

3. Now, Therefore, in consideration of the mutual rights and obligations contained herein, the parties agree as follows:

4. TERM. This Agreement shall be effective on the date set forth above and shall continue for a period of two (2) years and thereafter on a year to year basis until either party terminates this Agreement at the end of the original term or any one year extension thereof upon not less than ninety
     (90) days prior written notice to the other party. Both parties agree that the pricing shown in Appendix A is to be reviewed after ninety (90) days and may be adjusted by mutual agreement of both parties.

5. PROGRAM(S). GE will offer various extended warranty service packages to customers who purchase personal computers and personal computer peripherals (the "Equipment") from authorized warranty distributors. Services rendered by TechForce will be in support of these extended warranty programs.

6. CHARGES FOR SERVICES. Prices for services rendered by TechForce pursuant to this Agreement are set forth in Appendix A, which is attached hereto and made a part hereof. GE agrees to pay TechForce for services rendered in accordance with Appendix A. TechForce shall provide a weekly invoice to GE for all services rendered by TechForce during the preceding week. GE agrees to pay such invoice by within fifty five (55) days after receipt of the invoice. Any past due amounts shall accrue interest at the rate of one percent (1%) per month or any portion thereof.

                                 CONFIDENTIAL - DRAFT
                                  September 26, 1997


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7.   TECHFORCE OBLIGATIONS ("the Work").  With respect to each GE customers,
     TechForce agrees to provide the following services:

          a) On-Site Maintenance: TechForce will provide on-site repair services to GE customers upon receipt of a service dispatch from GE. TechForce will follow the guidelines defined in the Statement of Work (Appendix A).
          b) Parts Procurement: TechForce will procure the parts required to successfully complete the repair as provided by GE's Help Desk.

8.   GE OBLIGATIONS.  GE agrees to perform each of the following obligations:

          a) Help Desk Support: GE (or agent acting on GE's behalf) shall perform telephone diagnostics, isolate to the best of its ability the failing component of the Equipment.
          b) Dispatch Service: Upon completing diagnosis, GE will transmit a work order to TechForce to perform activities described in
               Section 7. GE will provide sufficient information for TechForce to contact the end-user, procure parts, schedule and perform TechForce Obligations. Both GE and TechForce will agree on the transmission media (for example, fax, e-mail, EDI transfer) and the specific information required to perform the Work.

9. INDEPENDENT CONTRACTORS. This Agreement does not constitute or appoint either party as an agent for the other party. The relationship of the parties at all times shall remain that of independent contractors. No partnership, joint venture or other arrangement other than independent contractors is intended hereby.

10. INDEMNITY. Each party hereby indemnifies and holds harmless the other party for all actions, claims, demands, proceedings, damages and expenses arising out of negligence or willful misconduct of the indemnifying party. In the event that either party becomes aware of any action or circumstances which will result in such party seeking indemnification from the other party pursuant to this Section 10, the party seeking indemnification shall promptly notify the other party of such circumstances and cooperate fully in the defense thereof. The indemnifying party shall obtain control of all proceedings at the indemnifying parties sole expense The indemnified party may obtain counsel and participate in all proceeding at the indemnified party's expense.

11. INSURANCE. Each party agrees to obtain general liability insurance in an amount not less than $1,000,000 per occurrence with an aggregate limitation of not less than $2,000,000. Additionally, TechForce agrees to obtain property damage insurance in an amount of $1,000,000 per occurrence with an aggregate limitation of not less than $2,000,000. Each party agrees to provide the other

                                 CONFIDENTIAL - DRAFT
                                  September 26, 1997


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     party with a certificate of insurance evidencing compliance with this
     Section 11 upon request of the other party.

12. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, PUNITIVE, INCIDENTAL OR OTHER SPECIAL DAMAGES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS AND LOSS OF BUSINESS VOLUME, WHETHER OR NOT SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF THE SAME, EXCEPT IN THE CASE OF DAMAGES RESULTING FROM THE WILFUL AND INTENTIONAL CONDUCT OF THE OTHER PARTY.

13. DEFAULT AND REMEDIES. In the event that either party fails to perform any obligation set forth in this Agreement, and such failure continues for a period of thirty (30) days following the receipt by the breaching party of written notice specifying such breach, the non-breaching party shall have the right to do any or all of the following: (a) terminate this Agreement immediately upon expiration of the 30 day cure period, (b) whether or not this Agreement has been terminated, commence an action against the breaching party to collect damages for the breach, and (c) in the case of GE only, obtain an alternative service provider to perform the services required of TechForce herein. In all events, each party will use its reasonable efforts to mitigate the damages of the other party. All remedies provided for in this Section 13 are intended to be cumulative and in addition to all rights and remedies available at law and in equity.

14. ASSIGNMENT AND SUBCONTRACTING. Neither party may assign this Agreement without the prior written consent of the other party which will not be unreasonably delayed or withheld. TechForce may subcontract services provided for under this Agreement, but in all event shall remain obligated for the performance thereof.

15. REPORTING. TechForce agrees to provide reports to GE regarding activities, quality of service and program performance as mutually agreed by GE and TechForce. TechForce further agrees to provide reasonable additional information to GE upon request. GE will provide such additional reasonable information as TechForce may request.


                                 CONFIDENTIAL - DRAFT
                                  September 26, 1997